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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           PEABODY ENERGY CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)
                              Delaware                                                    13-4004153
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              (State of Incorporation or Organization)                                 (I.R.S. Employer
                                                                                      Identification No.)

          701 Market Street, St. Louis, Missouri                                             63101
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              (Address of Principal Executive Offices)                                     (Zip Code)

If this form relates to the registration of a class                             If this form relates to the registration of a class
of securities pursuant to Section 12(b) of the                                  of securities pursuant to Section 12(g) of the
Exchange Act and is effective pursuant to                                       Exchange Act and is effective pursuant to
General Instruction A.(c), please check the                                     General Instruction A.(d), please check the
following box. [X]                                                              following box. [ ]



Securities Act registration statement file number to which this form relates:    333-55412
                                                                               -------------
                                                                              (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                                                   Name of Each Exchange on Which
          to be so Registered                                                   Each Class is to be Registered
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Common Stock, par value $.01 per share                                          The New York Stock Exchange, Inc.
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Securities to be registered pursuant to Section 12(g) of the Act:

                                     None.
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                                (Title of Class)
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Item 1:  Description of Registrant's Securities to be Registered.
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         On May 1, 2001 the registrant filed with the Securities and Exchange
Commission (the "Commission") Amendment No. 4 to its Registration Statement on Form S-1 (File No. 333-55412) with respect to its common stock, par value $.01 per share (the "Common Stock"). The securities to be registered pursuant to this Registration Statement on Form 8-A were described in the registration statement referred to above under the caption "Description of Capital Stock," and such description is incorporated by reference herein in response to the information required by this Item. Such description incorporated by reference herein shall be filed with copies of the application filed with The New York Stock Exchange, Inc. ("NYSE").

Item 2:  Exhibits.
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         The following exhibits shall be filed with each copy of this
Registration Statement filed with NYSE, but have not been filed with, and are not incorporated by reference in, copies of this Registration Statement filed with the Commission:

     3.1 Third Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 of Amendment No. 4 to the Registrant's Form S-1 Registration Statement No. 333-55412, filed May 1, 2001).

     3.2 Amended and Restated By-Laws of the Registrant (Incorporated by reference to Exhibit 3.2 of Amendment No. 4 to the Registrant's Form S-1 Registration Statement No. 333-55412, filed May 1, 2001).

     4.1 Specimen of a Common Stock certificate (Incorporated by reference to
         Exhibit 4.13 of Amendment No. 4 to the Registrant's Form S-1 Registration Statement No. 333-55412, filed May 1, 2001).
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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      PEABODY ENERGY CORPORATION


                                          /s/ Irl F. Engelhardt
Date:  May 1, 2001                    By: _______________________________
                                           Name:  Irl F. Engelhardt
                                           Title: Chief Executive Officer